As filed with the U.S. Securities and Exchange Commission on June 5, 2025

Registration No. 333-287728

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	47-0883144 (I.R.S. Employer Identification Number)

7900 East Union Avenue, Suite 920
Denver, Colorado 80237
(720) 437-6580
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua R. Disbrow
Chief Executive Officer

Aytu BioPharma, Inc.
7900 East Union Avenue, Suite 920
Denver, Colorado 80237
Telephone: (720) 437-6580
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anthony W. Epps Joshua B. Erekson Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1109	David Danovitch Aaron Schleicher Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10019 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aytu BioPharma, Inc. (the “Registrant”) is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-287728) as an exhibits-only filing to amend Exhibit 107. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and exhibit index. The prospectus is unchanged and has been omitted.

Item 16.

Exhibits and Financial Statement Schedules.

(b)         Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of September 12, 2019, by and among Aytu BioScience, Inc., Aytu Acquisition Sub, Inc. and Innovus Pharmaceuticals, Inc.	8-K	09/18/19	2.1
2.2	Asset Purchase Agreement, dated October 10, 2019, by and between Aytu Bioscience, Inc. and Cerecor Inc.	8-K	10/15/19	2.1
2.3	Agreement and Plan of Merger, dated as of December 10, 2020, by and among Aytu BioScience, Inc., Neutron Acquisition Sub, Inc. and Neos Therapeutics, Inc.	8-K	12/10/20	2.1
2.4	Asset Purchase Agreement, dated April 12, 2021, by and among Aytu BioPharma, Inc., Rumpus VEDS LLC, Rumpus Therapeutics LLC, Rumpus Vascular LLC, Christopher Brooke and Nathaniel Massari.	10-Q	05/17/21	2.4
3.1	Certificate of Incorporation effective, June 3, 2015.	8-K	06/09/15	3.1
3.2	Certificate of Amendment of Certificate of Incorporation, effective June 1, 2016.	8-K	06/02/16	3.1
3.3	Certificate of Amendment of Certificate of Incorporation, effective June 30, 2016.	8-K	07/01/16	3.1
3.4	Certificate of Amendment of Certificate of Incorporation, effective August 25, 2017.	8-K	08/29/17	3.1
3.5	Certificate of Amendment to the Restated of Certificate of Incorporation, effective August 10, 2018.	8-K	08/10/18	3.1
3.6	Certificate of Amendment to the Restated Certificate of Incorporation, effective December 8, 2020.	8-K	12/08/20	3.1
3.7	Certificate of Amendment to the Restated Certificate of Incorporation, effective May 20, 2020.	10-K	09/26/24	3.6
3.8	Certificate of Amendment of Certificate of Incorporation, effective March 22, 2021.	8-K	03/22/21	3.1
3.9	Certificate of Amendment of Certificate of Incorporation, effective January 4, 2023.	8-K	01/05/23	3.1
3.10	Amended and Restated Bylaws.	8-K	05/09/22	3.1
4.1	Form of Common Stock Purchase Warrant.	S-1	02/27/18	4.8
4.2	Form of Placement Agent Common Stock Purchase Warrant.	8-K	03/13/20	4.2
4.3	Form of Common Stock Purchase Warrant.	8-K	03/13/20	4.1
4.4	Form of Common Stock Purchase Warrant.	8-K	03/20/20	4.1
4.5	Form of Placement Agent Common Stock Purchase Warrant.	8-K	03/20/20	4.2
4.6	Form of Wainwright Warrant.	8-K	07/02/20	4.1
4.7	Form of Prefunded Common Stock Purchase Warrant.	8-K	03/04/22	4.1
4.8	Form of Common Stock Purchase Warrant.	8-K	03/04/22	4.2
4.9	Form of Prefunded Warrant.	8-K	08/10/22	4.1
4.10	Form of Common Warrant.	8-K	08/10/22	4.2
4.11	Form of Prefunded Warrant.	S-1/A	06/05/23	4.10
4.12	Form of Tranche A Warrant.	S-1A	06/05/23	4.11
4.12	Description of Securities.	10-K	09/27/22	4.9
4.13*	Form of Prefunded Warrant.

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
5.1*	Opinion of Dorsey & Whitney LLP.
10.1	Loan and Security Agreement, by and between Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC, and Neos Therapeutics, LP, Neos Therapeutics Commercial, LLC, PharmaFab Texas, LLC, and Encina Business Credit, LLC, dated October 2, 2019.	8-K	10/3/19	10.1
10.2	Commitment Letter, dated as of December 10, 2020, by and among Aytu BioScience, Inc., Neos Therapeutics, Inc. and Encina Business Credit, LLC.	8-K	12/10/20	10.3
10.3	Consent, Waiver and Amendment No. 1 to Loan and Security Agreement, by and among Aytu BioScience, Inc., Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC, Neos Therapeutics, LP, Neos Therapeutics Commercial, LLC, PharmaFab Texas, LLC, and Encina Business Credit, LLC, dated March 19, 2021.	8-K	03/22/21	10.3
10.4&	Consent, Joinder and Second Amendment to Loan and Security Agreement dated January 26, 2022 between the registrant and Eclipse Business Capital LLC.	10-Q	02/14/22	10.3
10.5	Amendment No. 4 to Loan and Security Agreement by and among Neos Therapeutics, Inc., Neos Therapeutics Brands, LLC, Neos Therapeutics, LP, Neos Therapeutics Commercial, LLC, PharmaFab Texas, LLC, Aytu Therapeutics, LLC, Innovus Pharmaceuticals, Inc., Semprae Laboratories, Inc., Novalere, Inc., Delta Prime Savings Club, Inc. and Eclipse Business Capital LLC, dated March 24, 2023.	10-Q	05/11/23	10.1
10.6#	Consent, Joinder and Amendment No. 5 to Loan and Security Agreement dated June 12, 2024, between Aytu BioPharma, Inc., the Obligors and lenders party thereto and Eclipse Business Capital LLC as agent.	8-K	06/18/24	10.1
10.7	Term Loan Note dated June 12, 2024.	8-K	06/18/24	10.2
10.8	Second Amended and Restated Revolving Note dated June 12, 2024.	8-K	06/18/24	10.3
10.9&	Loan and Security Agreement dated January 26, 2022 between the registrant and the Avenue Capital Lenders and Avenue Capital Agent.	10-Q	02/14/22	10.3
10.10	Second Amendment to Loan Documents by and among Avenue Capital Management II L.P., certain lenders and Aytu BioPharma, Inc., dated March 24, 2023.	10-Q	05/11/23	10.2
10.11	Common Stock Purchase Warrant.	10-Q	02/07/19	10.5
10.12	Registration Rights Agreement dated January 26, 2022 between Aytu and each of the warrant holders.	10-Q	02/14/22	10.5
10.13&	Form of Warrant.	10-Q	02/14/22	10.6
10.14	Form of Placement Agency Agreement.	S-1/A	06/05/23	10.42
10.15	Form of Securities Purchase Agreement.	S-1/A	06/05/23	10.43
10.16	Amended and Restated Exclusive License Agreement, dated June 11, 2018, between Aytu BioScience, Inc. and Magna Pharmaceuticals, Inc.	10-K	09/06/18	10.31
10.17&	License, Development, Manufacturing and Supply Agreement, dated November 2, 2018.	10-Q	02/07/19	10.2
10.18#	Amended and restated License and Supply Agreement with Acerus Pharmaceuticals, dated July 29, 2019.	8-K	08/02/19	10.1
10.19	Form of Contingent Value Rights Agreement.	8-K	09/18/19	10.1
10.20	First Amendment to Asset Purchase Agreement with Cerecor, Inc., dated November 1, 2019.	8-K	11/04/19	10.1
10.21	Waiver and Amendment to the July 29, 2019 Amended and Restated License and Supply Agreement, dated November 29, 2019.	8-K	12/02/19	10.1
10.22	Termination and Transition Agreement between Aytu BioPharma, Inc. and Acerus Pharmaceuticals Corporation, dated March 31, 2021.	10-Q	05/17/21	10.9
10.23	Option Agreement between Rumpus VEDS, LLC and Denovo Biopharma LLC, dated December 21, 2019.	10-Q	05/17/21	10.14

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
10.24	Exclusive License Agreement between Rumpus VEDS, LLC and Johns Hopkins University, dated December 20, 2019.	10-Q	05/17/21	10.15
10.25&	Asset Purchase Agreement, dated July 1, 2020, by and between Aytu BioPharma, Inc. and UAB “Caerus Biotechnologies.”	10-K	09/28/21	10.79
10.26&	Termination Agreement, dated June 29, 2021 by and between Aytu BioPharma, Inc. and Avrio Genetics, LLC.	10-K	09/28/21	10.80
10.27#&	Settlement and Termination of License Agreement between the Registrant and TRIS Pharma, Inc., dated May 12, 2022.	10-Q	05/16/22	10.1
10.28&	Commercial Manufacturing Services Agreement by and between the Company and Halo Pharmaceutical, Inc., dated November 13, 2023.	10-Q	02/14/24	10.1
10.29	Commercial Lease Agreement dated June 10, 1999, between Walstib, L.P. and Pharmafab, Inc.	10-K	10/12/23	10.48
10.30	First Amendment to Lease dated September 1, 2002, between Walstib, L.P. and PFAB, LP.	10-K	10/12/23	10.49
10.31	Second Amendment to Lease dated September 4, 2003, between Teachers Insurance and Annuity Association of America and PFAB, LP.	10-K	10/12/23	10.50
10.32	Third Amendment to Lease dated October 1, 2003, Between TIAA and PFAB, LP.	10-K	10/12/23	10.51
10.33	Fourth Amendment to Lease dated May 1, 2009, between TIAA and Neos Therapeutics, LP (formerly PFAB, LP).	10-K	10/12/23	10.52
10.34	Fifth Amendment to Lease dated April 5, 2010, between TIAA and Neos Therapeutics, LP.	10-K	10/12/23	10.53
10.35	Sixth Amendment to Lease dated August 14, 2013, between Riverside Business Green, LP and Neos Therapeutics, LP.	10-K	10/12/23	10.54
10.36†	2015 Stock Option and Incentive Plan, as amended on July 26, 2017.	8-K	07/27/17	10.1
10.37†	Aytu BioPharma, Inc. 2023 Equity Incentive Plan.	S-8	06/23/23	10.1
10.38†	Amendment to the Aytu BioPharma, Inc. 2023 Equity Incentive Plan.	8-K	05/21/25	10.1
10.39	Form of Indemnification Agreement.	8-K	07/01/22	10.1
10.40†	Amended and Restated Employment Agreement by and between Aytu BioPharma, Inc. and Joshua R. Disbrow dated February 13, 2023.	10-K	10/12/23	10.45
10.41†	Amended and Restated Employment Agreement by and between Aytu BioPharma, Inc. and Jarrett T. Disbrow dated March 20, 2023.	10-K	09/26/24	10.42

Exhibit No.	Description	Registrant’s Form	Date Filed	Exhibit Number	Filed Herewith
10.42†	Amended and Restated Employment Agreement by and between Aytu BioPharma, Inc. and Greg Pyszczymuka dated March 21, 2023.	10-K	10/12/23	10.55
10.43†	Amended and Restated Employment Agreement by and between Aytu BioPharma, Inc. and Ryan J. Selhorn dated November 11, 2024.	8-K	11/13/24	10.1
10.44†	Separation and Release Agreement by and between Aytu BioPharma, Inc. and Mark K. Oki dated December 1, 2024.	10-Q	02/12/25	10.2
21.1	List of Subsidiaries.	10-K	09/26/24	21.1
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
107	Filing Fee Table.				X

*	Previously filed.
†	Indicates is a management contract or compensatory plan or arrangement.
#	The company has received confidential treatment of certain portions of this agreement. These portions have been omitted and filed separately with the SEC pursuant to a confidential treatment request.
&

Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit (indicated by asterisks) have been omitted as the registrant has determined that (1) the omitted information is not material and (2) the omitted information would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 5, 2025.

AYTU BIOPHARMA, INC.

By:	/s/ Joshua R. Disbrow
Name: Joshua R. Disbrow
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joshua R. Disbrow		June 5, 2025
Joshua R. Disbrow	Chief Executive Officer and Director (Principal Executive Officer)

*		June 5, 2025
Ryan J. Selhorn	Chief Financial Officer (Principal Financial and Accounting Officer)

*		June 5, 2025
John A. Donofrio, Jr.	Chairman

*		June 5, 2025
Carl C. Dockery	Director

*		June 5, 2025
Abhinav Jain	Director

*		June 5, 2025
Vivian Liu	Director

* /s/ Joshua R. Disbrow
Attorney-in-Fact